Exhibit 3.247

DFI/CORP/38

RECORD 2011

United States of America

State of Wisconsin

DEPARTMENT OF FINANCIAL INSTITUTIONS

To All to Whom These Presents Shall Come, Greeting:

I, PAUL M. HOLZEM, Administrator, Division of Corporate and Consumer Services, Department of Financial Institutions, do hereby certify that the annexed copy has been compared by me with the record on file in the Corporation Section of the Division of Corporate & Consumer Services of this department and that the same is a true copy thereof and the whole of such record; and that I am the legal custodian of said record, and that this certification is in due form.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed the official seal of the Department.

PAUL M. HOLZEM, Administrator

Division of Corporate and Consumer Services

Department of Financial Institutions

Date: Nov-5 2012

By: Cathy Mickelson

Effective July 1, 1996, the Department of Financial Institutions assumed the functions previously performed by the Corporations Division of the Secretary of State and is the successor custodian of corporate records formerly held by the Secretary of State.

Printer - Friendly Form View

Sec. 180.0202

Wis. Stats.

State of Wisconsin

Department of Financial Institutions

ARTICLES OF INCORPORATION - STOCK FOR-PROFIT CORPORATION

Executed by the undersigned for the purpose of forming a Wisconsin Stock For-Profit Corporation under Chapter 180 of the Wisconsin Statutes:

Article 1.	Name of the corporation:
Landsouth, Inc.
Article 2.	The corporation is organized under Ch. 180 of the Wisconsin Statutes.

Article 3.	Name of the initial registered agent:
C T CORPORATION SYSTEM
Article 4.	Street address of the initial registered office:
8025 Excelsior Drive
Suite 202
Madison, WI 53717
United States of America
Article 5.	Number of shares of stock the corporation shall be authorized to issue:
Number of Shares Authorized: 1,000
Class: Common
Par Value Per Share: $.10
Article 6.	Name and complete address of each incorporator:
Joyce Hansen
125 S. 84th Street
Suite 200
Milwaukee, WI 53214
United States of America
Other provisions (optional).	(No other provisions declared.)
Other Information.	This document was drafted by:
Joyce Hansen
Incorporator signature:

2

Joyce Hansen

Date & Time of Receipt:

8/19/2011 2:37:35 PM

Order Number:

201108192701746

ARTICLES OF INCORPORATION - Wisconsin Stock

For-Profit Corporation (Ch. 180)

Filing Fee: $100.00

Total Fee: $100.00

ENDORSEMENT

State of Wisconsin

Department of Financial Institutions

EFFECTIVE DATE

8/19/2011

FILED

8/19/2011

Entity ID Number

L049516

3